Exhibit 99.1

*** NEWS RELEASE ***

TO:	All Area News Agencies	For More Information Contact:

Edward J. Lipkus III,
FROM:	First Commonwealth	Executive Vice President and Chief Financial Officer
	Financial Corporation	First Commonwealth Financial Corporation
(724) 349-7220
DATE:	January 23, 2008

First Commonwealth Announces Fourth Quarter and Year End 2007 Financial Results

Commercial Loans and Non-Interest Income Increase

Indiana, PA., January 23, 2008 - First Commonwealth Financial Corporation (NYSE: FCF), the holding company for First Commonwealth Bank, announced today the financial results for the fourth quarter and year ended December 31, 2007.

Fourth Quarter Results

First Commonwealth reported fourth quarter 2007 net income of $11.6 million or $0.16 per diluted share compared to $12.4 million or $0.17 per diluted share in the same period last year. The decrease of $750 thousand in net income was due to lower net interest income and higher income taxes, partly offset by a lower provision for credit losses and higher non-interest income. The return on average equity and average assets was 8.08% and 0.80%, respectively, compared to 8.50% and 0.81% for the prior year period.

Significant developments during the fourth quarter include:

•	Net interest margin improved year over year.

•	Mike Price joined First Commonwealth as President of First Commonwealth Bank to oversee all banking operations.

•	A new location was opened in the Pittsburgh market (Cranberry Township), making this the 112th office for First Commonwealth’s retail banking division.

Year to Date Results

First Commonwealth reported 2007 net income of $46.3 million or $0.63 per diluted share compared to $53.0 million or $0.74 per diluted share in 2006. The decrease in net income was due to a decline in net interest income and higher non-interest expense partly offset by an increase in non-interest income, a lower provision for credit losses and lower income taxes. The return on average equity and average assets was 8.08% and 0.80%, respectively, compared to 9.76% and 0.89% for the prior year period.

“I am excited about the significant changes First Commonwealth experienced this quarter,” said John J. Dolan, President and CEO. “I am confident that the addition of a new bank president, Mike Price, to our team will facilitate our client-centric focus of becoming ‘First Choice’ in our market place. With the hiring of three additional qualified lenders and the opening of a Loan Production Office in State College earlier in the year, we are beginning to see strong improvements to our commercial loan balances. We have also seen an increase in the quality and size of our commercial loan pipeline.

“Our increase in non-accrual loans is due to a few large credit relationships and is not a result of substandard lending. We have been working aggressively with these borrowers to develop a winning resolution.”

Net Interest Income and Margin

Net interest income for the fourth quarter of 2007 decreased $1.7 million, or 4.3%, to $40.2 million from $41.9 million in the fourth quarter of 2006 due primarily to a lower level of interest-earning assets. The decrease in interest-earning assets accompanied by First Commonwealth’s reduction in higher cost wholesale borrowings resulted in a more stable margin.

Net interest margin on a tax equivalent basis for the fourth quarter 2007 increased four basis points or 0.04% to 3.32%, compared with 3.28% in the corresponding period last year. The ratio of noninterest-bearing funding sources as a percent of interest-earning assets increased over the prior period contributing to the increase in net interest margin. Average investment securities decreased $152.0 million, or 8.9%, and average borrowings declined $339.9 million, or 31.1%, in the fourth quarter of 2007 compared to the same period in 2006.

Net interest margin increased three basis points or 0.03% for the year ended December 31, 2007 compared to the prior year period primarily due to the reasons noted above.

Non-Interest Income

Non-interest income for the fourth quarter of 2007 increased $782 thousand, or 6.5%, from the fourth quarter of 2006. During the fourth quarter of 2007, service charges on deposit accounts increased $97 thousand or 2.1% and card related interchange income increased $295 thousand or 19.7% due to a larger customer base, higher volume and changes in fee structures. Insurance commissions increased $220 thousand or 31.9% due to higher sales.

For the year 2007, non-interest income increased $4.6 million or 10.4% mainly due to the reasons noted above for the three month period ended December 31, 2007 and the inclusion of a $550 thousand gain from the sale of First Commonwealth’s municipal bond servicing business during the second quarter of 2007. This business generated annual trust income of approximately $100 thousand, net of expenses.

Non-Interest Expense

Non-interest expense for the fourth quarter of 2007 decreased $104 thousand compared to the corresponding quarter last year. The fourth quarter of 2006 included a $1.1 million loss on the extinguishment of debt. Net occupancy expense increased $439 thousand or 14.4% due to branch expansion and depreciation. Advertising expense increased $316 thousand due to increased branding efforts.

For the year 2007, non-interest expense increased $10.3 million or 7.5% compared to 2006. Salaries and employee benefits increased $3.1 million or 4.3% due to the acquisition of Laurel Savings Bank in August 2006, merit salary increases, and $1.0 million of expenses recorded in connection with separation agreements with former executives of First Commonwealth. Net occupancy expense increased $1.6 million or 13.5% due to branch expansion and building repairs and maintenance. Advertising expense increased $1.1 million due to increased branding efforts. Intangible amortization increased $821 thousand or 31.5% due to the acquisition of Laurel Savings Bank. Other expenses increased $2.2 million or 7.8% primarily due to costs associated with strategic marketing initiatives, other professional fees, contributions and public relations.

Income Tax

Income tax expense increased $797 thousand for the fourth quarter of 2007 compared to the same period in 2006. First Commonwealth’s effective tax rate was 15.4% in the fourth quarter of 2007 compared to 9.6% in the same period in 2006. Income tax expense increased $336 thousand in the fourth quarter of 2007 to record the tax effect of purchase accounting adjustments related to prior acquisitions. Also, income tax expense for the fourth quarter of 2006 included a tax benefit of $379 thousand recognized during management’s reassessment of required tax accruals.

For the year 2007, income tax expense decreased $3.1 million compared to 2006, primarily due to a decrease of $9.8 million in pretax income. The effective tax rate was 11.4% for 2007 compared to 14.6% for 2006, as items excluded from taxable income remained consistent but represented a larger portion of pretax earnings.

Credit Quality and Provision for Credit Losses

First Commonwealth is not a participant or underwriter in the sub-prime mortgage loan or collateralized debt marketplace and therefore does not have any exposure to risks associated with these activities. All mortgage backed securities in First Commonwealth’s investment portfolio are AAA rated and backed by U.S. Government agencies.

Non-accrual loans increased $42.1 million to $54.1 million at December 31, 2007 compared to $12.0 million at December 31, 2006, mainly due to two large credits. A $30.0 million commercial credit relationship was placed on non-accrual during the second quarter of 2007. This credit relationship had been monitored since the second quarter of 2006 when management disclosed that this credit had experienced deterioration. A $4.3 million commercial credit relationship was placed on non-accrual in the fourth quarter of 2007. These credits are collateralized by real estate or equipment and a reserve has been allocated, primarily during 2006, to cover the expected losses.

As previously disclosed, First Commonwealth purchased $7.0 million in loans from Equipment Finance LLC (“EFI”), a division of Sterling Financial Corporation of Lancaster, Pennsylvania (“Sterling”), during 2006. Sterling subsequently disclosed an investigation, which is still ongoing, into financial irregularities related to certain financing contracts at EFI. Loans in this portfolio are collateralized by equipment and reserves were allocated in the second quarter of 2007 to cover the expected losses. At December 31, 2007, the remaining balance in this portfolio was $4.4 million, of which $3.2 million was classified as non-accrual. Loans in this portfolio totaling $202 thousand were classified by First Commonwealth as non-accrual during the fourth quarter of 2007.

Loans past due in excess of 90 days and still accruing decreased $198 thousand or 1.5% to $12.9 million compared to December 31, 2006. The provision for credit losses for the fourth quarter of 2007 decreased $948 thousand compared to the fourth quarter of 2006. For the year 2007, the provision for credit losses decreased $1.5 million compared to the same period in 2006. In 2006, management increased the provision for credit losses to reflect the deterioration in the $30.0 million credit described above. Furthermore, during the fourth quarter of 2007, First Commonwealth experienced pay-offs on loans that carried specific allocated reserves, which resulted in an improvement in the credit quality of the loan portfolio and a decline in the provision for credit losses.

Management believes that the allowance for credit losses is at a level deemed sufficient to absorb losses inherent in the loan portfolio at December 31, 2007.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $5.9 billion bank holding company headquartered in Indiana, Pennsylvania. It operates 112 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the adequacy of First Commonwealth’s allowance for credit losses, improvements in commercial loan balances and quality and the impact of recent organizational changes and strategic initiatives on future results. Forward-looking statements describe First Commonwealth’s future plans, strategies and expectations and are based on assumptions and involve risks and uncertainties, many of which are beyond the control of First Commonwealth and which may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include among other things:

•	adverse changes in the economy or business conditions, either nationally or in First Commonwealth’s market areas, which could increase credit-related losses and expenses and/or limit growth;

•	increases in defaults by borrowers and other delinquencies, which could result in an increased provision for credit losses on loans and related expenses;

•	fluctuations in interest rates and market prices, which could reduce net interest margin and asset valuations and increase expenses;

•

changes in legislative or regulatory requirements applicable to First Commonwealth and its subsidiaries, which could increase costs, limit certain operations and adversely affect results of operations;

•	the inability to successfully execute First Commonwealth’s strategic growth initiatives, which could limit future revenue and earnings growth; and

•	other risks and uncertainties described in First Commonwealth’s reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	For the Quarter Ended				For the Quarter Ended				For the Year Ended December 31,
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
									2007	2006
Interest Income
Interest and fees on loans	$63,913	$62,813	$63,737	$63,488	$58,314	$60,487	$64,575	$65,362	$253,951	$248,738
Interest and dividends on investments:
Taxable interest	16,145	14,889	14,259	14,967	17,585	17,166	16,826	16,680	60,260	68,257
Interest exempt from Federal income taxes	3,371	3,427	3,424	3,510	3,219	3,230	3,215	3,212	13,732	12,876
Dividends	733	720	753	752	603	787	776	792	2,958	2,958
Interest on Federal funds sold	24	2	57	74	46	13	17	66	157	142
Interest on bank deposits	11	10	8	8	14	10	48	27	37	99

Total interest income	84,197	81,861	82,238	82,799	79,781	81,693	85,457	86,139	331,095	333,070

Interest Expense
Interest on deposits	31,585	32,872	33,786	34,527	23,384	25,182	28,254	31,634	132,770	108,454
Interest on short-term borrowings	4,946	2,700	1,977	1,819	6,364	6,622	7,338	5,124	11,442	25,448

Interest on subordinated debentures	2,117	2,123	2,130	2,156	2,054	2,097	2,134	2,134	8,526	8,419
Interest on other long-term debt	4,298	4,327	4,211	4,139	6,532	6,499	5,453	5,302	16,975	23,786

Total interest on long-term debt	6,415	6,450	6,341	6,295	8,586	8,596	7,587	7,436	25,501	32,205

Total interest expense	42,946	42,022	42,104	42,641	38,334	40,400	43,179	44,194	169,713	166,107

Net Interest Income	41,251	39,839	40,134	40,158	41,447	41,293	42,278	41,945	161,382	166,963
Provision for credit losses	2,979	2,415	2,296	2,352	908	4,298	3,038	3,300	10,042	11,544

Net Interest Income after provision for credit losses	38,272	37,424	37,838	37,806	40,539	36,995	39,240	38,645	151,340	155,419

Non-Interest Income
Net securities gains	605	150	16	403	63	19	5	610	1,174	697
Trust income	1,418	1,518	1,517	1,428	1,394	1,481	1,482	1,444	5,881	5,801
Service charges on deposit accounts	4,165	4,517	4,609	4,690	3,869	4,144	4,361	4,593	17,981	16,967
Insurance commissions	730	857	1,064	909	719	595	801	689	3,560	2,804
Income from bank owned life insurance	1,490	1,520	1,534	1,557	1,375	1,414	1,451	1,502	6,101	5,742
Card related interchange income	1,485	1,634	1,654	1,791	1,298	1,391	1,398	1,496	6,564	5,583
Other income	1,533	2,205	1,819	2,052	1,578	1,752	1,609	1,714	7,609	6,653

Total non-interest income	11,426	12,401	12,213	12,830	10,296	10,796	11,107	12,048	48,870	44,247

Non-Interest Expense
Salaries and employee benefits	20,284	18,588	18,401	18,859	19,357	17,235	17,690	18,706	76,132	72,988
Net occupancy expense	3,353	3,398	3,475	3,484	3,402	2,785	2,845	3,045	13,710	12,077
Furniture and equipment expense	2,717	2,914	3,243	3,126	2,767	2,915	2,998	3,023	12,000	11,703
Advertising expense	1,095	340	475	957	343	349	417	641	2,867	1,750
Data processing expense	954	925	942	987	795	820	903	938	3,808	3,456
Pennsylvania shares tax expense	1,469	1,415	1,439	1,446	1,350	1,358	1,349	1,363	5,769	5,420
Intangible amortization	870	870	857	831	565	566	658	818	3,428	2,607
Loss (Gain) on extinguishment of debt	0	0	0	0	0	(270)	(1,283)	1,143	0	(410)
Other expenses	7,027	8,433	7,648	7,185	7,014	7,194	6,582	7,302	30,293	28,092

Total non-interest expense	37,769	36,883	36,480	36,875	35,593	32,952	32,159	36,979	148,007	137,683

Income before income taxes	11,929	12,942	13,571	13,761	15,242	14,839	18,188	13,714	52,203	61,983
Applicable income taxes	1,034	1,454	1,352	2,113	2,304	2,613	2,796	1,316	5,953	9,029

Net Income	$10,895	$11,488	$12,219	$11,648	$12,938	$12,226	$15,392	$12,398	$46,250	$52,954

Average Shares Outstanding	73,113,823	73,180,532	72,589,329	72,391,577	69,469,709	69,653,432	70,875,018	73,026,948	72,816,208	70,766,348
Average Shares Outstanding Assuming Dilution	73,370,678	73,314,997	72,705,753	72,513,962	69,918,151	70,037,609	71,177,930	73,362,224	72,973,259	71,133,562
Per Share Data:
Basic Earnings Per Share	$0.15	$0.16	$0.17	$0.16	$0.19	$0.18	$0.22	$0.17	$0.64	$0.75
Diluted Earnings Per Share	$0.15	$0.16	$0.17	$0.16	$0.19	$0.17	$0.22	$0.17	$0.63	$0.74
Cash Dividends Declared per Common Share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.68	$0.68

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Assets
Cash and due from banks	$84,137	$92,407	$86,499	$100,791	$84,627	$89,688	$95,151	$95,134
Interest-bearing bank deposits	463	1,310	1,060	1,719	391	905	7,986	985
Securities available for sale, at market value	1,557,247	1,451,019	1,460,909	1,574,217	1,737,899	1,681,139	1,649,506	1,644,690
Securities held to maturity, at amortized cost, (Market value $72,928 at December 31, 2007 and $80,156 at December 31, 2006)	78,092	76,366	73,024	71,497	85,673	82,720	79,841	78,501
Loans held for sale	0	0	0	0	553	4,436	0	0
Loans:
Portfolio loans	3,703,545	3,674,725	3,660,153	3,697,843	3,651,632	3,680,070	3,818,846	3,783,874
Unearned income	(47)	(37)	(30)	(24)	(98)	(83)	(70)	(57)
Allowance for credit losses	(43,379)	(43,968)	(43,210)	(42,396)	(38,017)	(39,020)	(42,085)	(42,648)

Net loans	3,660,119	3,630,720	3,616,913	3,655,423	3,613,517	3,640,967	3,776,691	3,741,169
Premises and equipment, net	70,916	70,567	70,133	69,487	61,230	63,832	68,518	68,901
Other real estate owned	1,663	1,241	1,803	2,172	1,499	1,930	1,911	1,507
Goodwill	160,759	160,755	159,956	159,956	122,702	122,702	159,889	160,366
Amortizing intangibles, net	15,999	15,129	14,272	13,441	14,686	14,120	18,262	16,869
Other assets	231,817	235,674	237,527	234,915	221,733	222,947	234,784	235,794

Total assets	$5,861,212	$5,735,188	$5,722,096	$5,883,618	$5,944,510	$5,925,386	$6,092,539	$6,043,916

Liabilities
Deposits (all domestic):
Noninterest-bearing	$525,387	$530,063	$522,810	$523,203	$499,161	$507,021	$538,986	$522,451
Interest-bearing	3,830,000	3,877,708	3,811,133	3,824,016	3,496,577	3,491,784	3,779,956	3,803,989

Total deposits	4,355,387	4,407,771	4,333,943	4,347,219	3,995,738	3,998,805	4,318,942	4,326,440
Short-term borrowings	309,895	147,346	237,734	354,201	601,426	654,315	494,877	500,014
Other liabilities	45,318	43,807	44,156	65,464	37,952	38,662	45,308	52,681
Subordinated debentures	108,250	108,250	108,250	105,750	108,250	108,250	108,250	108,250
Other long-term debt	470,032	467,856	435,781	442,196	685,395	613,991	556,194	485,170

Total long-term debt	578,282	576,106	544,031	547,946	793,645	722,241	664,444	593,420

Total liabilities	5,288,882	5,175,030	5,159,864	5,314,830	5,428,761	5,414,023	5,523,571	5,472,555

Shareholders’ Equity
Preferred stock, $1 par value per share, 3,000,000 shares authorized, none issued	0	0	0	0	0	0	0	0
Common stock, $1 par value per share, 100,000,000 shares authorized; 75,100,431 shares issued and 73,128,612 shares outstanding at December 31, 2007; 75,100,431 shares issued and 73,916,377 shares outstanding at December 31, 2006	75,100	75,100	75,100	75,100	71,978	71,978	75,100	75,100
Additional paid-in capital	207,958	207,553	207,310	206,889	173,369	172,707	208,621	208,313
Retained earnings	320,734	319,677	319,472	319,246	319,523	319,740	322,583	322,415
Accumulated other comprehensive loss, net	(6,224)	(15,417)	(6,736)	(147)	(17,349)	(23,515)	(9,065)	(7,914)
Treasury stock (1,971,819 and 1,184,054 shares at December 31, 2007 and December 31, 2006, respectively, at cost)	(14,138)	(16,155)	(22,814)	(22,700)	(18,672)	(16,947)	(16,171)	(14,953)
Unearned ESOP shares	(11,100)	(10,600)	(10,100)	(9,600)	(13,100)	(12,600)	(12,100)	(11,600)

Total shareholders’ equity	572,330	560,158	562,232	568,788	515,749	511,363	568,968	571,361

Total liabilities and shareholders’ equity	$5,861,212	$5,735,188	$5,722,096	$5,883,618	$5,944,510	$5,925,386	$6,092,539	$6,043,916

Book value per share	$7.74	$7.59	$7.69	$7.78	$7.32	$7.24	$7.71	$7.73
Market value per share	$11.75	$10.92	$11.06	$10.65	$14.66	$12.70	$13.03	$13.43

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Loans by Categories (dollars in thousands)

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Commercial, financial, agricultural and other	$926,904	$901,679	$866,590	$854,843	$861,427
Real estate - construction	207,708	143,680	123,844	101,719	92,192
Real estate - residential	1,237,986	1,268,313	1,288,089	1,312,389	1,346,503
Real estate - commercial	861,077	865,389	899,669	914,389	935,635
Loans to individuals	464,106	480,956	496,228	519,711	547,253
Leases, net of unearned income	62	136	305	494	864

Gross loans and leases	3,697,843	3,660,153	3,674,725	3,703,545	3,783,874
Unearned income	(24)	(30)	(37)	(47)	(57)

Total loans and leases net of unearned income	$3,697,819	$3,660,123	$3,674,688	$3,703,498	$3,783,817

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Quarter To Date Average Balance Sheets and Net Interest Analysis at December 31, (dollars in thousands)

	2007			2006
	Average Balance	Income/Expense	Yield or Rate (a)	Average Balance	Income/Expense	Yield or Rate (a)
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$848	$8	4.11%	$1,944	$27	5.59%
Tax-free investment securities	313,165	3,510	6.84%	283,970	3,212	6.90%
Taxable investment securities	1,246,973	15,719	5.00%	1,428,155	17,472	4.85%
Federal funds sold	6,398	74	4.56%	4,923	66	5.31%
Loans, net of unearned income (b)(c)	3,666,006	63,488	7.06%	3,795,900	65,362	7.04%

Total interest-earning assets	5,233,390	82,799	6.55%	5,514,892	86,139	6.46%

Noninterest-earning assets:
Cash	75,184			83,224
Allowance for credit losses	(43,600)			(42,611)
Other assets	487,765			490,184

Total noninterest-earning assets	519,349			530,797

Total Assets	$5,752,739			$6,045,689

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$595,956	$2,557	1.70%	$602,999	$2,930	1.93%
Savings deposits (d)	1,067,639	5,995	2.23%	1,125,970	5,823	2.05%
Time deposits	2,214,463	25,975	4.65%	2,101,559	22,881	4.32%
Short-term borrowings	209,726	1,819	3.44%	444,028	5,124	4.58%
Long-term debt	544,569	6,295	4.59%	650,187	7,436	4.54%

Total interest-bearing liabilities	4,632,353	42,641	3.65%	4,924,743	44,194	3.56%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (d)	514,299			507,352
Other liabilities	34,163			35,004
Shareholders’ equity	571,924			578,590

Total noninterest-bearing funding sources	1,120,386			1,120,946

Total Liabilities and Shareholders’ Equity	$5,752,739			$6,045,689

Net Interest Income and Net Yield on Interest-Earning Assets		$40,158	3.32%		$41,945	3.28%

(a)	Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c)	Loan income includes loan fees.
(d)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Year To Date Average Balance Sheets and Net Interest Analysis at December 31, (dollars in thousands)

	2007			2006
	Average Balance	Income/Expense	Yield or Rate (a)	Average Balance	Income/Expense	Yield or Rate (a)
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$639	$37	5.82%	$1,878	$99	5.27%
Tax-free investment securities	304,842	13,732	6.93%	281,823	12,876	7.03%
Taxable investment securities	1,278,469	63,218	4.94%	1,487,267	71,215	4.79%
Federal funds sold	3,204	157	4.89%	2,854	142	4.99%
Loans, net of unearned income (b)(c)(d)	3,687,037	253,951	7.09%	3,707,233	248,738	6.92%

Total interest-earning assets	5,274,191	331,095	6.56%	5,481,055	333,070	6.34%

Noninterest-earning assets:
Cash	80,453			79,509
Allowance for credit losses	(43,811)			(40,510)
Other assets	489,502			452,915

Total noninterest-earning assets	526,144			491,914

Total Assets	$5,800,335			$5,972,969

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (e)	$595,055	$10,538	1.77%	$584,717	$10,251	1.75%
Savings deposits (e)	1,104,789	25,008	2.26%	1,138,579	21,496	1.89%
Time deposits	2,138,296	97,224	4.55%	1,889,731	76,707	4.06%
Short-term borrowings	279,045	11,442	4.10%	568,327	25,448	4.48%
Long-term debt	563,919	25,501	4.52%	724,846	32,205	4.44%

Total interest-bearing liabilities	4,681,104	169,713	3.63%	4,906,200	166,107	3.39%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (e)	514,256			493,790
Other liabilities	32,335			30,526
Shareholders’ equity	572,640			542,453

Total noninterest-bearing funding sources	1,119,231			1,066,769

Total Liabilities and Shareholders’ Equity	$5,800,335			$5,972,969

Net Interest Income and Net Yield on Interest-Earning Assets		$161,382	3.34%		$166,963	3.31%

(a)	Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Average balance includes loans held for sale in 2006.
(c)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(d)	Loan income includes loan fees.
(e)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Asset Quality Data (dollars in thousands)

	For the Year Ended December 31,
	2007	2006
Loans on non-accrual basis	$54,119	$12,043
Troubled debt restructured loans	147	160

Total nonperforming loans	$54,266	$12,203
Loans past due in excess of 90 days and still accruing	$12,853	$13,051
Loans outstanding at end of period	$3,697,819	$3,783,817
Average loans outstanding (a)	$3,687,037	$3,707,233
Allowance for credit losses	$42,396	$42,648
Nonperforming loans as a percentage of total loans	1.47%	0.32%
Net charge offs	$10,294	$8,980
Reduction in allowance for credit losses due to transfer of credit to held for sale	$0	$1,387

Net credit losses	$10,294	$10,367
Net credit losses as a percentage of average loans outstanding	0.28%	0.28%
Allowance for credit losses as a percentage of average loans outstanding	1.15%	1.15%
Allowance for credit losses as a percentage of nonperforming loans	78.13%	349.49%
Other real estate owned	$2,172	$1,507

(a)	Includes average loans held for sale in 2006.

	Profitability Ratios (dollars in thousands)

	For the Quarter Ended				For the Quarter Ended				For the Year Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	December 31,
									2007	2006
Return on average assets	0.74%	0.79%	0.85%	0.80%	0.88%	0.83%	1.02%	0.81%	0.80%	0.89%
Return on average equity	7.64%	8.00%	8.59%	8.08%	9.95%	9.39%	11.29%	8.50%	8.08%	9.76%
Net interest margin	3.36%	3.31%	3.36%	3.32%	3.31%	3.31%	3.34%	3.28%	3.34%	3.31%
Efficiency ratio (b)	66.98%	65.88%	65.17%	65.15%	64.35%	59.16%	56.31%	64.08%	65.79%	60.97%
Fully tax equivalent adjustment	$3,715	$3,745	$3,633	$3,614	$3,570	$3,608	$3,724	$3,711	$14,707	$14,613

(b)	Efficiency ratio is “total non-interest expense” as a percentage of total revenue.

Total revenue consists of “net interest income, on a fully tax-equivalent basis,” plus “total non-interest income.”